Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Scott D. Kantor
Vice President - Finance, Chief Financial Officer
LeCroy Corporation
Tel:  845-425-2000

             LECROY REPORTS RECORD SECOND-QUARTER REVENUE AND STRONG
                             OPERATING PERFORMANCE

           CATC ACQUISITION BOOSTS SALES GROWTH TO 44% YEAR-OVER-YEAR

CHESTNUT RIDGE, NY, JANUARY 19, 2005 - LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its second quarter of fiscal 2005 ended December 31, 2004.

The highlights of the Company's year-over-year ("YOY") financial performance for the second quarter of fiscal 2005 are as follows:

--------------------------------- -------------- ------------- ---------------- ------------- -----------------
                                   Q2 FY05        Q2 FY04        Q2 FY05         Q2 FY04       YOY Change
(In millions, except per share       GAAP          GAAP         Pro Forma*      Pro Forma*     Pro Forma*
data and percentages)
--------------------------------- -------------- ------------- ---------------- ------------- -----------------
Orders                              $43.8          $31.9          $43.8           $31.9            37%
--------------------------------- -------------- ------------- ---------------- ------------- -----------------
Revenue                             $42.8          $29.8          $42.8           $29.8            44%
--------------------------------- -------------- ------------- ---------------- ------------- -----------------
Gross Margin                        48.2%          57.0%          62.1%           57.6%         450 basis pts.
--------------------------------- -------------- ------------- ---------------- ------------- -----------------
Operating (Loss) Income             ($3.2)         $3.0            $6.2           $3.1            100%
--------------------------------- -------------- ------------- ---------------- ------------- -----------------
Operating Margin                    (7.6%)         10.0%          14.5%           10.5%         400 basis pts.
--------------------------------- -------------- ------------- ---------------- ------------- -----------------
Net (Loss) Income                   ($2.9)         $1.9            $3.9           $2.0             95%
--------------------------------- -------------- ------------- ---------------- ------------- -----------------
Net (Loss) Income Per Diluted      ($0.25)         $0.18          $0.32           $0.19            63%
Share
--------------------------------- -------------- ------------- ---------------- ------------- -----------------

              * A presentation of, and a reconciliation of pro forma financial measures with, the most directly comparable GAAP measures can be found in the financial tables below.

The pro forma results are a supplement to financial statements based on GAAP. The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain significant non-cash and restructuring charges, charges related to LeCroy's acquisition of Computer Access Technology Corporation ("CATC") and to equity-based compensation in each case as compared to LeCroy's three and six month periods ended December 31, 2003. LeCroy's acquisition of CATC was completed on October 29, 2004 and CATC's results of operations have been included in the consolidated results of operations of LeCroy since that time. For more information on LeCroy's use of pro forma results, please refer to the section entitled Use of Non GAAP Financial Measures below.

LeCroy/2


COMMENTS ON GAAP FINANCIAL RESULTS

Commenting on the Company's GAAP financial results, Vice President - Finance and Chief Financial Officer Scott Kantor said, "We reported second-quarter revenue of $42.8 million with GAAP gross margins of 48.2 percent. Our GAAP operating margin was (7.6) percent and our GAAP net loss was $2.9 million, or ($0.25) per share."

"Included in our GAAP results were a number of charges directly and indirectly related to our acquisition of CATC," continued Kantor. "These included one-time, non-cash charges of $3.5 million directly related to the CATC acquisition for in-process research and development and the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory. In addition, we expensed $400,000 for the amortization of intangibles acquired from CATC, which represents an ongoing non-cash expense. Also, as a result of changes in the LeCroy service policy, product roadmap and organizational structure implemented in conjunction with the CATC acquisition, we took one-time charges of $4.9 million for write-down of inventories, impairment of intangible assets and severance charges. All of these are non-cash expenses with the exception of $628,000 in severance expenses. Excluding those charges, pro forma operating income nearly doubled to $6.2 million or a 14.5% pro forma operating margin, compared with $3.1 million in the second quarter of fiscal 2004, or a 10.5% pro forma operating margin."

COMMENTS ON THE SECOND QUARTER

"LeCroy capitalized on strong market demand and a well positioned product line to report record quarterly revenues," said President and Chief Executive Officer Tom Reslewic. "We also recorded another very strong quarter of operating performance. Pro forma operating margins increased to 14.5 percent compared with pro forma operating margins of 10.5 percent a year ago. In addition, we successfully completed our acquisition of CATC, providing us with an additional, pro forma accretive growth engine."

"We increased sales of our oscilloscopes and serial data test solutions across all of our geographic and vertical markets in the second quarter," Reslewic added. "Domestic orders were up 30 percent year-over-year and European orders grew 31 percent to record levels despite a particularly strong performance in that region a year ago. Second-quarter orders were even higher in Asia as we grew an impressive 56 percent year-over-year, driven by significant growth from Korea and China and another solid quarter in Japan."

"End-market order growth was strongest in the Computer segment where we recorded robust orders of serial data solutions in both oscilloscopes and protocol analyzers," said Reslewic. "We also saw continued strength in the Automotive/Industrial segment, driven by the success of our oscilloscope-based serial data solutions aimed at CANbus applications."

"Oscilloscope unit orders increased 50 percent year-over-year," stated Reslewic. "Our mid-tier oscilloscopes performed particularly well due in large part to the introduction of WaveRunner 6000A. At the same time, LeCroy set a new record for WaveSurfer unit orders. Launched in 2004, the success of this low-cost product continued to exceed our highest expectations, and has enabled us to gain significant share in a new market segment for LeCroy."

"LeCroy set a new record for serial data analyzer (SDA) orders during the quarter, bolstered by the introduction of the ASDA-J, the world's most comprehensive jitter solution," said Reslewic. "We also experienced a dramatic surge in serial data software sales during the quarter. PCI Express, a relatively new open industry standard interconnect architecture, is gaining significant traction in the market, and we are capitalizing on that demand with a wide variety of PCI Express solutions."

LeCroy/3


On October 29, 2004, LeCroy completed its acquisition of CATC, a leader in high-speed serial data protocol test solutions. Commenting on the acquisition, Reslewic added, "CATC's performance during the quarter exceeded our expectations and demonstrated that this business will be a powerful - and profitable - catalyst for LeCroy's future growth. CATC contributed meaningfully to our strong top-line results for the quarter, and on an ongoing basis, we expect protocol solutions to comprise about 10 to 15 percent of our revenues. In the second quarter, these products were at the low end of that range because we benefited from only two months of CATC's operations. In addition, the acquisition provided us with an immediate pro forma gross margin boost. Our 62.1 percent pro forma gross margins for the second quarter were a new Company record."

"Integration efforts have progressed rapidly and are now nearing completion. We have eliminated virtually all redundancies, trained our sales force on our new offerings and transitioned to a direct sales model domestically. In fact, our sales force has already reported significant cross-selling successes. We expect to complete the transition to our direct go-to-market effort in the third quarter and continue to expect that this acquisition will be accretive on a GAAP basis to our fiscal third-quarter results."

BUSINESS OUTLOOK AND FINANCIAL GUIDANCE

"We continue to see underlying strength in our end markets, particularly in R&D spending, which accounts for a majority of LeCroy's business," said Reslewic. "While we traditionally experience a slight seasonal decline from the December quarter to the March quarter, we expect to overcome that trend this year as we benefit from a full quarter of protocol solutions (formerly CATC) sales. We are expecting to see orders and sales grow by approximately 35% year-over-year to a range of $43.0 million to $44.5 million. We also expect to increase R&D spending in our March quarter related to the timing of chip development and new product introductions. Consequently, we expect pro forma operating margins for the March 2005 quarter to be between 13.5 percent and 14.0 percent."

"Looking further ahead, we believe we can continue to generate meaningful sales growth and mid-teens pro forma operating margins based on continued strong prospects in our target market for serial data test solutions," Reslewic concluded.

CONFERENCE CALL INFORMATION

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, January 19 at 10:00 a.m. ET. To access the webcast, visit the "Events Calendar" in the "Investor Relations" portion of the "About LeCroy" section at www.lecroy.com.

ABOUT LECROY CORPORATION

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer and semiconductor, data storage device, automotive and industrial, and military and aerospace markets. LeCroy's 40-year heritage of technical innovation is the foundation for its recognized leadership in "WaveShape Analysis" - capturing, viewing and measuring the high-speed signals that drive today's information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

LeCroy/4


SAFE HARBOR

This release contains forward-looking statements, including those pertaining to the Company's belief that the presentation of its pro forma second quarter results will provide investors and LeCroy management with additional insight into the Company's results, the belief that PCI Express is gaining significant traction in the market and that the Company is capitalizing on that demand, the belief that the acquisition of CATC will provide a powerful and profitable catalyst for LeCroy's future growth, the expectation that the CATC serial data test solutions will comprise about 10 percent to 15 percent of the Company's revenues, the belief that CATC integration efforts are nearing completion, the expectation that the Company will complete its transition to its direct go-to-market effort in the third quarter and that the CATC acquisition will be accretive on a GAAP basis to the Company's third quarter results, the belief that there is continuing underlying strength in LeCroy's end markets, the expectation that LeCroy will overcome its traditional slight seasonal decline from the December 2004 quarter to the March 2005 quarter as it benefits from a full quarter of protocol solutions sales, the expectation that orders and sales will grow by approximately 35% year-over-year to a range of $43.0 million to $44.5 million, the expectation that LeCroy will increase R&D spending in the third quarter related to the timing of chip development and new product introductions, the expectation that pro forma operating margins for the March quarter will be between 13.5 percent and 14.0 percent, and the belief that the Company can continue to generate meaningful sales growth and mid-teens pro forma operating margins based on continued strong prospects in its target market for serial data test solutions. All such forward-looking statements are only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to anticipate changes in the market, the availability and timing of funding for the Company's current products, the development of future products and the Company's ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.

USE OF NON GAAP FINANCIAL MEASURES

Certain disclosures in this press release include "non-GAAP (Generally Accepted Accounting Principles) financial measures." A non-GAAP financial measure is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define pro forma gross profit as gross profit as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation costs included in cost of sales, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory and amortization of intangible assets acquired from CATC. The Company owns other intangible assets which are amortized in the normal course of business for which

LeCroy/5


the amortization of those assets is not singled out herein as a pro forma adjustment. In addition, depreciation on other depreciable assets acquired from CATC, most notably property and equipment, is not singled out herein as a pro forma adjustment. Pro forma gross margin is computed as pro forma gross profit as a percentage of total revenues. Pro forma gross profit and pro forma gross margin are not substitutes for comparable GAAP measures.

We define pro forma operating income as operating (loss) income as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation costs, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory, amortization of intangible assets acquired from CATC, the charge for in-process research and development, and charges for severance. Pro forma operating margin is computed as pro forma operating income as a percentage of total revenues. Pro forma operating income and pro forma operating margin are not a substitutes for comparable GAAP measures.

We define pro forma net income (loss) applicable to common stockholders as net income (loss) applicable to common stockholders as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation, incremental cost of sales related to the fair value adjustment to acquired CATC inventory, amortization of intangible assets acquired from CATC, charge for in-process research and development and charges for severance, all net of applicable income taxes at our effective rate of 37%. Pro forma net income (loss) applicable to common stockholders is not a substitute for GAAP net income (loss) applicable to common stockholders.

We define pro forma net income (loss) per diluted common share as pro forma net income (loss) applicable to common stockholders divided by the pro forma weighted average number of diluted shares outstanding, which is defined as the weighted average number of shares outstanding plus the dilutive effect of stock options and warrants which effect may be antidilutive on a GAAP basis. Pro forma net income (loss) applicable to common stockholders per diluted common share is not a substitute for GAAP net income (loss) per diluted common share applicable to common stockholders.

Pro forma gross profit, pro forma gross margin, pro forma operating income, pro forma net income and pro forma net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner.

A presentation of, and a reconciliation of these pro forma financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCroy/6


                               LeCROY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------------
                                                                       Three months ended                 Six months ended
                                                                          December 31,                      December 31,
In thousands, except per share data                                   2004            2003             2004             2003
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    (27 weeks)       (26 weeks)
Revenues:
    Test and measurement products                                   $ 39,243         $ 27,019        $ 71,559         $ 51,624
    Service and other                                                  3,545            2,752           6,734            5,566
                                                                    --------         --------        --------         --------
         Total revenues                                               42,788           29,771          78,293           57,190

Cost of sales                                                         22,182           12,807          36,955           24,654
                                                                    --------         --------        --------         --------
         Gross profit                                                 20,606           16,964          41,338           32,536

Operating expenses:
    Selling, general and administrative:
          Equity-based compensation                                      524                3             902                6
          Other selling, general and administrative expenses          14,520           10,216          26,452           20,086
                                                                    --------         --------        --------         --------
                                                                      15,044           10,219          27,354           20,092
    Research and development:
          Equity-based compensation                                      129                4             202                8
          Other selling, general and administrative expenses           8,671            3,777          13,334            7,457
                                                                    --------         --------        --------         --------
                                                                       8,800            3,781          13,536            7,465

         Total operating expenses                                     23,844           14,000          40,890           27,557

Operating (loss) income                                               (3,238)           2,964             448            4,979

    Other income (expense), net                                          (29)              80             (61)            (242)
                                                                    --------         --------        --------         --------
Income (loss) before income taxes                                     (3,267)           3,044             387            4,737
    Provision for (benefit from) income taxes                           (398)           1,126             954            1,752
                                                                    --------         --------        --------         --------
Net income (loss)                                                     (2,869)           1,918            (567)           2,985

Redemption of convertible preferred stock                                  -                -               -            7,665
                                                                    --------         --------        --------         --------
Net income (loss) applicable to common stockholders                 $ (2,869)        $  1,918        $   (567)        $ (4,680)
                                                                    ========         ========        ========         ========

Net income (loss) per common share
 applicable to common stockholders:
              Basic                                                 $  (0.25)        $   0.18        $  (0.05)        $  (0.45)
              Diluted                                               $  (0.25)        $   0.18        $  (0.05)        $  (0.45)

Weighted average number of common shares:
              Basic                                                   11,655           10,498          11,633           10,456
              Diluted                                                 11,655           10,829          11,633           10,456


LeCroy/7


                               LeCROY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

------------------------------------------------------------------------------------
                                                           December 31,   June 30,
In thousands                                                  2004         2004
------------------------------------------------------------------------------------

                             ASSETS
Current assets:
         Cash and cash equivalents                          $ 16,933     $ 28,566
         Marketable securities                                     -        9,534
         Accounts receivable, net                             27,575       24,675
         Inventories, net                                     26,485       21,978
         Other current assets                                 10,339       11,921
                                                            --------     --------
                  Total current assets                        81,332       96,674

Property and equipment, net                                   19,636       19,778
Goodwill                                                      81,594        1,874
Other assets                                                  14,086       11,467
                                                            --------     --------

TOTAL ASSETS                                                $196,648     $129,793
                                                            ========     ========

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Current portion of long-term debt                  $  8,088     $    107
         Accounts payable                                     15,692       12,097
         Accrued expenses and other current liabilities       20,138       14,554
                                                            --------     --------
                  Total current liabilities                   43,918       26,758

Long-term debt                                                43,295           89
Deferred revenue and other non-current liabilities             1,381        1,338
                                                            --------     --------
                  Total liabilities                           88,594       28,185

Stockholders' equity                                         108,054      101,608
                                                            --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $196,648     $129,793
                                                            ========     ========


LeCroy/8


                               LeCROY CORPORATION
                     RECONCILIATION OF REPORTED GAAP RESULTS
                              TO PRO FORMA RESULTS
                                   (UNAUDITED)


----------------------------------------------------------------------------------------   ---------------------------
                                                                Three months ended              Six months ended
                                                           December 31,     December 31,   December 31,   December 31,
In thousands                                                  2004             2003           2004           2003
----------------------------------------------------------------------------------------   ---------------------------
                                                                                           (27 weeks)     (26 weeks)

GAAP gross profit, as reported                               $20,606         $16,964         $41,338         $32,536

Pro forma adjustments:
Charge for write-down of inventory                             2,723             175           2,723             350
Charge for impairment of intangible asset                      1,500               -           1,500               -
Equity-based compensation                                          7               -               9               -
Incremental cost of sales related to
   fair-value adjustment to inventory                          1,350                           1,350
Amortization of intangible assets acquired from CATC             387               -             387               -
                                                             -------         -------         -------         -------
Pro forma gross profit                                       $26,573         $17,139         $47,307         $32,886
                                                             =======         =======         =======         =======


---------------------------------------------------------------------------------------    ---------------------------
                                                               Three months ended                Six months ended
                                                          December 31,     December 31,    December 31,    December 31,
In thousands                                                  2004             2003           2004            2003
---------------------------------------------------------------------------------------    ---------------------------
                                                                                           (27 weeks)      (26 weeks)

GAAP operating (loss) income, as reported                    $(3,238)        $ 2,964         $   448         $ 4,979

Pro forma adjustments:
Charge for write-down of inventory                             2,723             175           2,723             350
Charge for impairment of intangible asset                      1,500               -           1,500               -
Charge for acquired in-process research and
    development                                                2,190               -           2,190               -
Equity-based compensation                                        660               -           1,109               -
Amortization of intangible assets acquired from CATC             399               -             399               -
Incremental cost of sales related to
   fair-value adjustment to inventory                          1,350               -           1,350
Charge for severance                                             628               -             628              46
                                                             -------         -------         -------         -------
Pro forma operating income                                   $ 6,212         $ 3,139         $10,347         $ 5,375
                                                             =======         =======         =======         =======


LeCroy/9


                               LeCROY CORPORATION
                     RECONCILIATION OF REPORTED GAAP RESULTS
                              TO PRO FORMA RESULTS
                                   (UNAUDITED)

                                                            -----------------------------    -----------------------------
                                                                 Three months ended                 Six months ended
                                                            December 31,     December 31,    December 31,     December 31,
In thousands                                                   2004             2003            2004             2003
-----------------------------------------------------------------------------------------    -----------------------------
                                                                                             (27 weeks)       (26 weeks)

GAAP net (loss) income applicable to common
   shareholders, as reported                                 $(2,869)         $ 1,918         $  (567)         $(4,680)

After-tax effect of pro forma adjustments:
Charge for write-down of inventory                             1,715              110           1,715              221
Charge for impairment of intangible asset                        945                -             945                -
Charge for acquired in-process research and
    development                                                2,190                -           2,190                -
Equity-based compensation                                        416                -             699                -
Amortization of intangible assets acquired from CATC             251                -             251                -
Incremental cost of sales related to
   fair-value adjustment to inventory                            851                              851
Charge for severance                                             396                -             396                -
                                                             -------          -------         -------          -------
Pro forma net income (loss) applicable to
   common shareholders                                       $ 3,895          $ 2,028         $ 6,480          $(4,459)
                                                             =======          =======         =======          =======


                                                           ------------------------------    -----------------------------
                                                                  Three months ended                 Six months ended
                                                           December 31,      December 31,    December 31,     December 31,
In thousands, except per share data                           2004              2003            2004             2003
-----------------------------------------------------------------------------------------    -----------------------------
                                                                                             (27 weeks)       (26 weeks)

Net income (loss) per common share applicable to common stockholders

      Diluted, as reported                                   $ (0.25)         $  0.18         $ (0.05)         $ (0.45)
      Diluted, pro forma                                     $  0.32          $  0.19         $  0.54          $ (0.43)

Weighted average number of common shares:
      Diluted, as reported                                    11,655           10,829          11,633           10,456
      Diluted, pro forma                                      12,294           10,829          12,062           10,456



